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                                                                  EXHIBIT (g)(2)

                         AMENDMENT TO CUSTODY AGREEMENT

      This is an amendment (the "Amendment") dated December 13, 2004, to the Custody Agreement dated November 15, 2000 (the "Agreement") entered into between The Bank of New York ("BONY") and Calamos Investment Trust ("CIT").

      In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

            (1) Schedule II of the Agreement is hereby deleted and replaced with the attached Schedule II; and

            (2) All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

      This Amendment shall be effective upon execution by the parties.

CALAMOS INVESTMENT TRUST                THE BANK OF NEW YORK

By:  /s/ Michael C. Ciotola             By:  /s/ Edward G. McGann
     ----------------------                  --------------------
Its: Assistant Treasurer                Its: Managing Director
     ----------------------                  --------------------


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                                   SCHEDULE II

                            CALAMOS INVESTMENT TRUST

                            CALAMOS CONVERTIBLE FUND
                        CALAMOS GROWTH AND INCOME FUND(1)
                           CALAMOS MARKET NEUTRAL FUND
                               CALAMOS GROWTH FUND
                    CALAMOS GLOBAL GROWTH AND INCOME FUND(2)
                             CALAMOS HIGH YIELD FUND
                              CALAMOS VALUE FUND(3)
                             CALAMOS BLUE CHIP FUND
                        CALAMOS INTERNATIONAL GROWTH FUND

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(1) On April 1, 2003, Calamos Convertible Growth and Income Fund changed its name to Calamos Growth and Income Fund. The fund was formally named Growth and Income Fund.

(2) On April 1, 2003, Calamos Global Convertible Fund changed its name to Calamos Global Growth and Income Fund. The Fund was formally named Calamos Global Growth and Income Fund.

(3) On December 1, 2003, Calamos Mid-Cap Value Fund changed its name to Calamos Value Fund.